UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52120	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Commerce Way Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On December 31, 2012, ADMA Biologics, Inc. (the “Company”) entered into a new Manufacturing, Supply and License Agreement (the “BPC Agreement”) with Biotest Pharmaceuticals Corporation (“BPC”), which replaces the prior agreement that expired on December 31, 2012.  Under the BPC Agreement, the Company agreed to purchase exclusively from BPC its worldwide requirements of RSV (Respiratory Syncytial Virus) Immune Globulin manufactured from human plasma containing RSV antibodies.  The term of the BPC Agreement is for a period of ten years from January 1, 2013, renewable for two additional five year periods at the agreement of both parties. The Company is obligated under this agreement to purchase a minimum of at least one lot of product during each calendar year after the finished product is approved by the FDA.  This number is subject to increase at the Company’s option.   As consideration for BPC’s obligations under the agreement, the Company is obligated to pay a dollar amount per lot of RSV Immune Globulin manufactured from human plasma containing RSV antibodies, as well as a percentage royalty on the sales thereof and of RI-002, up to a specified cumulative maximum.

The agreement may be terminated by either party (a) by reason of a material breach if the breaching party fails to remedy the breach within 120 days after receiving notice of the breach from the other party, (b) upon bankruptcy, insolvency, dissolution, or winding up of the other party, or (c) if the other party is unable to fulfill its obligations under the Agreement for 120 consecutive days or more as a result of (a) or (b) above.

In a related agreement effective December 31, 2012, the Company also granted to BPC’s parent company Biotest AG (“Biotest”) an exclusive license to market and sell RSV antibody-enriched IGIV in Europe and in selected countries in North Africa and the Middle East (the “Territory”), to have access to the Company’s testing services for testing of Biotest’s plasma samples using the Company’s RSV Assay, and to reference (but not access) the Company proprietary information for the purpose of Biotest seeking regulatory approval for the RSV antibody-enriched IGIV in the Territory.  As consideration for the license, Biotest agreed to provide the Company with certain services at no charge and also compensate the Company with cash payments upon the completion of certain milestones.  Biotest is also obligated to pay the Company an adjustable royalty based on a percentage of revenues from the sale of RSV antibody-enriched IGIV in the Territory for 20 years from the date of first commercial sale. Additionally, Biotest has agreed to grant the Company an exclusive license for marketing and sales in the United States and Canada for Biotest’s Varicella Zoster Immune Globulin (VZIG).  The terms of such agreement will be finalized in the next sixty days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2013	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Chief Financial Officer